EXHIBIT 5

OPINION OF ARENT FOX KINTNER PLOTKIN & KAHN RE:
VALIDITY OF SECURITIES REGISTERED

[ARENT FOX LETTERHEAD]

August 5, 2002

The Board of Directors
Group 1 Software, Inc.
4200 Parliament Place, Suite 600
Lanham, Maryland 20706-1860

Gentlemen:

     We have acted as counsel to Group 1 Software, Inc., (the “Company”), with respect to Group 1’s Registration Statement on Form S-8, filed by Group 1 with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended, of:

(i)	900,000 shares of Common Stock issuable under the 1995 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Rights Plan; and
(ii)	150,000 shares of Common Stock issuable under the 1995 Non-Employee Directors’ Stock Option Plan

     As counsel to Group 1, we have examined Group 1’s Certificate of Incorporation and such records, certificates and other documents of Group 1, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

Based on the foregoing, we are of the opinion that:

(a)	the 900,000 shares of Common Stock subject to the 1995 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Rights Plan, when issued and paid for in accordance with the terms of the 1995 Incentive Stock Option, Non-Qualified Stock Option and Stock Appreciation Rights Plan; and

(b)	the 150,000 shares of Common Stock subject to the 1995 Non-Employee Directors’ Stock Option Plan, when issued and paid for in accordance with the terms of the 1995 Non-Employee Directors’ Stock Option Plan, will be, when issued pursuant to the terms of such Plan, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations thereunder.

Very truly yours, ARENT FOX KINTNER PLOTKIN & KAHN, PLLC By: /s/ Arnold R. Westerman —————————————— Arnold R. Westerman